On November 20, 2009, the Board of Directors of TheStreet.com, Inc. (the “Company”) amended Section 15.2(1) of the Company’s 2007 Performance Incentive Plan to read:

“(1)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company;”